UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2008

Date of Report (Date of earliest event reported)

TARPON INDUSTRIES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	001-32428	30-0030900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Wills Street

Marysville, Michigan 48040

(Address of principal executive offices) (Zip Code)

(810) 364-7421

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 18, 2008, Registrant, together with its wholly owned subsidiary Eugene Welding Company (collectively, the “Debtor”), filed their individual Monthly Operating Reports covering the month ending June 30, 2008 (the “Monthly Operating Reports”) with the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”). A copy of certain financial information included in the Monthly Operating Reports are attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K.

The financial information in the Monthly Operating Reports are unaudited and do not purport to show the financial statements of the Company in accordance with accounting principles generally accepted in the United States. The Registrant cautions readers not to place undue reliance upon the Monthly Operating Reports. There can be no assurance that such information is complete. The Monthly Operating Reports may be subject to revision. The Monthly Operating Reports are in a format required by the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Reports should not be viewed as indicative of future results.

The foregoing information, including Exhibit 99.1 and Exhibit 99.2, are being furnished under Item 8.01 of Form 8-K. The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Tarpon Industries, Inc. specifically incorporates the information by reference.

Exhibit No.	Description

99.1	Certain Financial Information from the Monthly Operating Report of Tarpon Industries, Inc. for the month ending June 30, 2008, filed with the United States Bankruptcy Court for the Eastern District of Michigan on July 18, 2008.

99.2	Certain Financial Information from the Monthly Operating Report of Eugene Welding Company for the month ending June 30, 2008, filed with the United States Bankruptcy Court for the Eastern District of Michigan on July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARPON INDUSTRIES, INC.

Date: August 1, 2008

By:	/s/ James W. Bradshaw
James W. Bradshaw, Chief Executive Officer